Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 5, 2025 relating to the financial statements of Sunbelt Rentals Holdings, Inc. appearing in Registration Statement No. 001- 43081 on Form 10 of Sunbelt Rentals Holdings, Inc.

/s/ Deloitte LLP

London, United Kingdom

March 2, 2026